UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 28, 2010

(Date of earliest event reported)

The Student Loan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard

Stamford, Connecticut 06901

(Address of principal executive offices) (Zip Code)

(203) 975-6320

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On December 30, 2010, The Student Loan Corporation (the “Company”) entered into a Commutation Agreement and Release (the “Commutation Agreement”) with United Guaranty Commercial Insurance Company of North Carolina, a North Carolina insurer (“United Guaranty”), pursuant to which certain insurance policies covering private loans issued by the Company during the years 2005, 2006 and 2007 were terminated. In exchange for the termination of those insurance policies and the release of all obligations of United Guaranty pursuant to such insurance policies, the Company received approximately $97.7 million in payments from United Guaranty.

In connection with the Merger described below, on December 28, 2010, the Company entered into an Assignment and Assumption of Office Lease (the “Assignment”) with Citicorp, North America Inc. (“Citicorp”) pursuant to which Citicorp assigned to the Company its rights under an Office Lease between Citicorp and 99 Garnsey Road Associates, LLC, a New York limited liability company (“Landlord”) dated July 19, 2000, as amended. Under such Office Lease, Landlord demised to Citicorp a portion of a premises located at 99 Garnsey Road, Pittsford, New York which is currently occupied by the Company. Pursuant to the Assignment, Company has now become the tenant under such Office Lease and acquired all the rights and assumed the responsibilities of Citicorp thereunder.

In connection with the Merger described below, on December 31, 2010, the Company entered into a Second Amended and Restated Agreement for Education Loan Servicing dated as of December 31, 2010, among Citibank (South Dakota), National Association, and Citibank, amending and restating the Amended and Restated Agreement for Education Loan Servicing among the Company, Citibank USA, N.A. and Citibank, dated as of January 1, 2008 and executed on May 5, 2008, to adjust the agreement in the context of the Merger.

Citibank, Discover Bank (“Discover”), and the Company also entered into a letter agreement dated December 30, 2010 (the “Purchase Adjustment Agreement Amendment”), amending the terms of the Purchase Price Adjustment Agreement, dated as of September 17, 2010 among Citibank, Discover and the Company. The Purchase Price Adjustment Agreement Amendment relates to the Company’s entry into the Commutation Agreement and provides for the payment of approximately $16 million of the payments made by United Guaranty thereunder to Discover.

ITEM 1.02.	Termination of a Material Definitive Agreement

On December 31, 2010, in connection with the Merger described below, the Company terminated the following agreements: (i) the Amended & Restated Omnibus Credit Agreement, dated as of January 29, 2010, as amended, extended and modified, by and among the Company, as borrower, Citibank, as lender, Citibank, in its separate capacity as the trustee under the trust agreement identified therein and the non-securitization Subsidiaries of the Company that may become parties thereto from time to time (the “Omnibus Agreement”); (ii) the Trust Agreement, dated as of December 21, 1992, between the Company and Citibank (New York State) (“CNYS”), as amended and restated; (iii) the Non-Competition Agreement, dated as of December 22, 1992, among the Company, CNYS and Citicorp, as amended; (iv) the Tax Agreement, dated as of December 22, 1992, between the Company and CNYS; and (v) the Facilities Occupancy, Management and Support Service Agreement, by and between the Company and Citicorp, dated as of November 1, 2006. The description of the Omnibus Agreement included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2010 is incorporated herein by reference. Any fees payable by the Company to Citibank upon early termination of the Omnibus Agreement were waived by Citibank.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On December 16, 2010, at a special meeting of the Company’s stockholders, the Company’s stockholders voted to: (i) adopt a resolution authorizing the transactions contemplated by the Asset Purchase Agreement, dated as of September 17, 2010, by and among the Company, Citibank, N.A., Citibank (South Dakota) National Association, SLC Student Loan Receivables I, Inc., SLM Corporation, Bull Run 1 LLC, SLM Education Credit Finance Corporation, and Sallie Mae, Inc (the “SLM Asset Purchase Agreement”); and (ii) adopt the Agreement and Plan of Merger, dated as of September 17, 2010, by and among the Company, Discover and Academy Acquisition Corp., a wholly owned subsidiary of Discover, and approve the merger of Academy Acquisition Corp. with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Discover (the “Merger Agreement”).

On December 31, 2010, the Company consummated the transactions contemplated by the SLM Asset Purchase Agreement, as well as the transactions contemplated by the Asset Purchase Agreement, dated as of September 17, 2010, by and among the Company, Citibank, SLC Student Loan Receivables I, Inc. and Citibank (South Dakota) National Association (the “Citibank Asset Purchase Agreement”). Pursuant to the Citibank Asset Purchase Agreement, Citibank purchased approximately $8.7 billion of assets from the Company including (i) the trust certificates, evidencing 100% of the beneficial interest in certain securitization trusts holding private education loans and FFELP loans and (ii) certain unsecuritized private education loans and FFELP loans, for a total purchase price of approximately $6 billion, subject to certain adjustments. Pursuant to the SLM Asset Purchase Agreement, affiliates of SLM Corporation purchased from the Company (i) its ownership interest in certain specified trust certificates evidencing the residual interest in certain securitized portfolios of FFELP loans and (ii) its limited liability company interest in SLC Conduit I LLC and related assets for a purchase price of approximately $1 billion, subject to certain adjustments.

After the consummation of the Citibank Asset Purchase Agreement, SLM Asset Purchase Agreement and the Merger Agreement, on December 31, 2010, the Certificate of Merger, pursuant to which Academy Acquisition Corp. merged with and into the Company, with the Company continuing as the surviving corporation, became effective. As a result of the Merger, the Company became a wholly owned subsidiary of Discover. Under the terms of the Merger Agreement, each share of the Company’s common stock, par value $0.01 per share, outstanding at the effective time of the Merger (other than shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights) was cancelled and converted into the right to receive $30.00 in cash, without interest, less any applicable withholding taxes.

The foregoing description of the SLM Asset Purchase Agreement, the Citibank Asset Purchase Agreement and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SLM Asset Purchase Agreement, the Citibank Asset Purchase Agreement and the Merger Agreement, which are attached as Exhibits 10.1 through 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2010 and are incorporated herein by reference.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the New York Stock Exchange (the “NYSE”). Accordingly, the Company has submitted to the NYSE a request that it file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting the Company’s common stock from the NYSE. The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as soon as practicable.

ITEM 3.03.	Material Modification to Rights of Security Holders

At the effective time of the Merger on December 31, 2010, pursuant to the terms of the Merger Agreement, each outstanding share of the Company’s common stock (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights) was cancelled and converted into the right to receive $30.00 in cash, without interest and less any applicable withholding taxes.

ITEM 5.01.	Changes in Control of Registrant

The information disclosed in Item 2.01 is hereby incorporated by reference. On December 31, 2010, pursuant to the terms of the Merger Agreement, Academy Acquisition Corp. was merged with and into the Company, with the Company continuing as the surviving corporation in the Merger. Discover paid aggregate consideration of $600 million with cash. As a result of the Merger, the Company became a wholly owned subsidiary of Discover. Discover is a wholly owned subsidiary of Discover Financial Services, a direct banking and payment services company (“DFS”). DFS is a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Replacement of Directors and Certain Officers

In connection with the closing of the Merger, on December 29, 2010, Dr. Evelyn E. Handler resigned as a member of the Board of Directors of the Company. At the effective time of the Merger on December 31, 2010, Vikram A. Atal, James L. Bailey, Gina B. Doynow, Rodman L. Drake, Richard J. Garside, IV, Dr. Glenda B. Glover, and Laurie A. Hesslein resigned as the members of the Board of Directors of the Company. Effective as of the effective time of the Merger, the sole remaining director, Michael J. Reardon, set the size of the Board of Directors of the Company at five, appointed the following persons to the Board of Directors of the Company: Roy Guthrie, Roger Hochschild, Kelly McNamara Corley and Carlos Minetti.

In accordance with the Merger Agreement, upon completion of the Merger, the officers of Academy Acquisition Corp. became the officers of the Company. Accordingly, each of Michael J. Reardon, Chairman, Chief Executive Officer and President, Joseph P. Guage, Vice President and Chief Financial Officer, Christine Y. Homer, Vice President, Secretary and General Counsel, John Vidovich, Vice President and Executive Sales Director and Noelle D. Whitehead, Vice President, Controller and Chief Accounting Officer ceased to hold his or her respective position with the Company.

(c) Appointment of Certain Officers

Immediately following the effective time of the Merger, the Company appointed Michael J. Reardon as Chief Executive Officer and President, Joseph P. Guage as Vice President and Chief Financial Officer, Christine Y. Homer as Vice President, Secretary and General Counsel, John Vidovich, Vice President and Executive Sales Director and Noelle D. Whitehead as Vice President, Controller and Chief Accounting Officer. Detailed biographical information regarding each of these individuals can be found in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 2, 2010

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the effective time of the Merger, the: (i) Restated Certificate of Incorporation of the Company, as in effect immediately prior to the effective time of the Merger, was amended so that the Article FOURTH thereof reads in its entirety as follows: “The total number of shares of capital stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, $0.01 par value,” and as so amended remained the Restated Certificate of Incorporation of the Company; and (ii) Bylaws of Academy Acquisition Corp., as in effect immediately prior to the Merger, became the Bylaws of the Company. The text of the amendment to the Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The Bylaws of the Company are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: January 3, 2011

By:	/S/ NOELLE D. WHITEHEAD
Name:	Noelle D. Whitehead
Title:	Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company